                               SCHEDULE 14A

                         SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a)
                  of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to  240.14a-11(c) or  240.14a-12

                               CMI Corporation
             ------------------------------------------------
             (Name of Registrant as Specified In Its Charter)

                               CMI Corporation
                ------------------------------------------
                (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X]  $125  per  Exchange Act Rules 0-11(c)(1)(ii),  14a-6(i)(1),  or  14a-
6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
11.

     1)   Title of each class of securities to which transaction applies:

     _____________________________________________________________________

     2)   Aggregate number of securities to which transaction applies:

     _____________________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     _____________________________________________________________________

     4)   Proposed maximum aggregate value of transaction:


     _____________________________________________________________________

[ ]  Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:__________________________________________
     2)   Form, Schedule or Registration Statement No.:____________________
     3)   Filing Party:____________________________________________________
     4)   Date Filed:______________________________________________________

                         CMI CORPORATION
            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           MAY 3, 1996



To the Shareholders of
CMI Corporation:

      The 1996 Annual Meeting of Shareholders of CMI Corporation (the "Company") will be held on May 3, 1996 at 10 A.M. (Oklahoma City time), at the corporate offices, Interstate 40 and Morgan Road, Oklahoma City, Oklahoma 73101. The items of business to be considered are:

          1. The election of two directors for a term of three years each;

          2. The approval of certain amendments to Article IV of the Company's Bylaws;

          3. The ratification of the transfer of certain assets of the Company to subsidiaries of the Company and various other transactions consummated in connection therewith; and

          4. Such other matters as may properly come before the meeting or any adjournment thereof.

      The close of business on March 15, 1996 has been fixed as the record date for the determination of the holders of Voting Class A Common Stock, Voting Common Stock and Series B Preferred Stock entitled to notice of and to vote at the Annual Meeting.

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES. SHOULD YOU ATTEND, YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                              By Order of the Board of Directors



                              Thane Swisher, Vice President



Oklahoma City, Oklahoma
March ___, 1996

                                CMI CORPORATION

                                PROXY STATEMENT
                                ---------------
                                  May 3, 1996


      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CMI Corporation (the "Company") to be voted at the 1996 Annual Meeting of Shareholders of the Company on May 3, 1996 at 10 A.M. (Oklahoma City time), which meeting will be held at the offices of the Company, located at Interstate 40 and Morgan Road (P.O. Box 1985), Oklahoma City, Oklahoma 73101. Information in this Proxy Statement is as of March 1, 1996 unless otherwise stated. The approximate date on which the Proxy Statement and enclosed form of proxy have been mailed to shareholders is March __, 1996.

      Any shareholder giving a proxy has the power to revoke the proxy at any time before it is voted by giving written notice to the Company. Any proxy which is not revoked will be voted at the Annual Meeting. Giving a proxy will not affect your right to vote in person if you attend the Annual Meeting.


Voting Securities and Principal Holders Thereof
-----------------------------------------------
      Holders of record at the close of business on March 15, 1996 (the "Record Date") of shares of Voting Class A Common Stock, $0.10 par value ("Class A Stock"), Voting Common Stock, $0.10 par value ("Common Stock"), and 7% Series B Preferred Stock, $1,000 per share redemption value ("Preferred Stock"), are entitled to notice of and to vote on all matters presented at the Annual
Meeting. As of the Record Date there were 20,381,383 shares of Class A Stock, 621 shares of Common Stock and 3,450 shares of Preferred Stock issued and outstanding. Each share of Class A Stock, Common Stock and Preferred Stock is entitled to one vote on each item of business to be considered at the Annual Meeting.

     The following tables set forth certain information regarding the Company's Class A Stock and Preferred Stock owned by (i) each shareholder of the Company who is known by the Company to beneficially own more than five percent of the Company's outstanding Class A Stock or Preferred Stock, (ii) each of the Company's directors, and (iii) all directors and officers of the Company as a group.

                                 Number of Shares
Name and Address                   and Nature of         Percent of         Percent of
of Beneficial Owner            Beneficial Ownership(1)  Class A Stock(2) Preferred Stock
-------------------            -----------------------  ---------------- ---------------
Recovery Equity Investors, L.P.   7,116,667 (3)             34.16%
901 Mariner's Island Blvd.
Suite 465
San Mateo, CA 94404

Recovery Equity Partners, L.P.    7,116,667 (3)             34.16%
901 Mariner's Island Blvd.
Suite 465
San Mateo, CA 94404

Joseph J. Finn-Egan               7,116,667 (3)             34.16%
901 Mariner's Island Blvd.
Suite 465
San Mateo, CA 94404

Jeffrey A. Lipkin                 7,116,667 (3)             34.16%
901 Mariner's Island Blvd.
Suite 465
San Mateo, CA  94404

Bill Swisher                      3,444,245 (4)             16.87%
I-40 and Morgan Road
Oklahoma City, OK 73128

Yargo, Inc.                           3,450 (5)                                100%
Perryville Corporate Park
Clinton, NJ 08809-4000


Directors and All Directors and Officers as a Group

                                        No. of Shares of
                         Term of      Class A Stock and Nature   Percent
Name of Director      Office Expires of Beneficial Ownership (1) of Class
----------------      -------------- --------------------------- --------
David I. Anderson         1996               0                       0
Joseph J. Finn-Egan       1997       7,116,667  (3)              34.16%
Larry D. Hartzog          1998         172,700  (6)                 (9)
Jeffrey A. Lipkin         1997       7,116,667  (3)              34.16%
Thomas P. Stafford        1998          10,000  (7)                 (9)
Bill Swisher              1996       3,444,245  (4)              16.87%
All directors and
  officers as a group               10,830,982  (8)              51.31%
  (10 individuals including the above)


(1) All shares are held directly unless indicated otherwise.

(2) In order to reduce the likelihood of an "ownership change", as defined in
Section 382 of the Internal Revenue Code of 1986, as amended, which would limit or eliminate the Company's ability to use the approximately $44.3 million in federal income tax net operating loss carry forwards available to the Company
                                       2
at December 31, 1990, on February 14, 1992, the Company effected a one-for-two thousand reverse split (the "Reverse Split") of its Common Stock and declared a stock dividend (the "Stock Dividend") of 1,999 shares of Class A Stock for each share of Common Stock outstanding following the Reverse Split. Thereafter, on February 26, 1992, the Company commenced an exchange offer (the "Exchange Offer") offering to exchange one share of its Class A Stock for each outstanding whole share of Common Stock. As a result of the Reverse Split, Stock Dividend and Exchange Offer, approximately 99% of the Company's outstanding capital stock (excepting the Company's Preferred Stock) is now Class A Stock which is subject to transfer restrictions designed to prevent an ownership change. Following the Reverse Split, Stock Dividend and Exchange Offer, however, 621 shares of Common Stock are still outstanding and held of record by 38 persons. For purposes of computing the percent of Class A Stock held by a beneficial owner, director or officer, the 621 shares of Common Stock have been treated as shares of Class A Stock.

(3) All of the shares beneficially owned by Recovery Equity Investors, L.P., a Delaware limited partnership ("REI"), are included in the shares beneficially owned by Recovery Equity Partners, L.P., the general partner of REI, and Messrs. Finn-Egan and Lipkin, the general partners of Recovery Equity Partners, L.P. This amount includes 450,000 shares of Class A Stock which REI has the right to acquire pursuant to the terms of a warrant purchased by REI from the Company on January 15, 1993. This amount does not, however, include 2,701,341 shares of Class A Stock beneficially owned by Bill Swisher and certain members of his family, with respect to which shares REI may (i) elect to acquire pursuant to a right of first refusal or participate in the sale thereof pursuant to tag-along rights, in each case under a certain Shareholders Agreement (the "Shareholders Agreement"), dated August 19, 1991, between REI, the Company, Bill Swisher and certain members of Mr. Swisher's family, and (ii) vote or direct the voting of in favor of all persons designated by REI for election to the Company's Board of Directors pursuant to the terms of a certain Investment Agreement (the "Investment Agreement"), dated August 19, 1991, between the Company and REI.

(4) Includes 440,040 shares of Class A Stock held by trusts for the benefit of certain of Mr. Swisher's children; 543,065 shares held individually by Mr. Swisher's children; 842 shares held individually by a grandchild of Mr. Swisher; 91,390 shares held by trusts for the benefit of Mr. Swisher's grandchildren; 30,000 shares that may be acquired by two of Mr. Swisher's children upon the exercise of options which are presently exercisable; 1,338,852 shares held by a revocable trust of which Mr. Swisher is the sole trustee and beneficiary during his lifetime; and 500,000 shares held by a charitable remainder trust of which Mr. Swisher and his wife are the sole trustees and have a unitrust interest during their joint lifetimes. Mr. Swisher disclaims beneficial ownership of all shares held by or for the benefit of his children or grandchildren. Pursuant to the terms of the Shareholders Agreement, Mr. Swisher and certain members of his family are required to vote or grant to REI a proxy to vote 2,701,341 shares of this Class A Stock in favor of the election of all persons designated by REI for election to the Company's Board of Directors pursuant to the terms of the Investment Agreement.

(5) Includes only Preferred Stock.

(6) Includes 150,000 shares of Class A Stock which Mr. Hartzog has the right to acquire pursuant to the terms of a warrant purchased by Mr. Hartzog from the Company on January 15, 1993 and 22,700 shares held by a trust of which Mr. Hartzog is the trustee and beneficiary.

(7) Includes 10,000 shares of Class A Stock which Mr. Stafford has the right to acquire pursuant to the terms of a stock option granted by the Company to him on February 19, 1993.

(8) Includes 610,000 aggregate shares of Class A Stock which Messrs. Hartzog and Stafford and REI have the right to acquire pursuant to the terms of the stock option and warrants granted by the Company to them. This amount also includes 117,000 shares of Class A Stock which may be acquired upon the exercise of options which are presently exercisable by executive officers and two of Mr. Swisher's children.

(9) Constitutes less than one percent of the outstanding Class A Stock.

                             ELECTION OF DIRECTORS

      The Company's Bylaws provide that the Board of Directors shall consist of not less than three nor more than nine members. The current number of directors is six. For election purposes, directors are divided into three groups of two directors each. Each group holds office for three years. The Bylaws provide that one group of the Board be elected at each Annual Meeting.

      At the Annual Meeting, management will present as nominees and recommend to the shareholders that David I. Anderson and Bill Swisher be elected to serve on the Board of Directors for a term of three years and until their successors are duly elected and qualified. Shares represented by the accompanying proxy will be voted for the election of Messrs. Anderson and Swisher, unless otherwise indicated on the proxy.

      Each nominee for election as a director of the Company must be elected by the affirmative vote of the holders of a majority of the outstanding shares of Class A Stock, Common Stock and Preferred Stock, voting together as a class, present in person or by proxy at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF NOMINEES DAVID I. ANDERSON AND BILL SWISHER. Unless a shareholder requests that the voting of the proxy be withheld for any one or more of the nominees for director, the shares represented by the enclosed proxy will be voted for the election of all nominees. Should either of these nominees become unable to serve for any reason, which is not anticipated, the Board of Directors may designate substitute nominees in which event the persons named in the enclosed proxy will vote for the election of such substitute nominee or nominees.

      The following is a brief account of the business experience during the past five years of each director and each person nominated to become a director, including his principal occupation and employment during that period, and the name and principal business of any corporation or other organization in which each person has been occupied or employed. Directorships in certain companies presently held by each director or nominee are also set forth.

      Mr. Anderson (age 58) has been a director of the Company since May 7, 1993. Since 1982, Mr. Anderson has been a partner of Morris-Anderson & Associates, Ltd., a management consulting firm. Prior to founding Morris-Anderson & Associates, Ltd., Mr. Anderson was the Senior Vice President and Chief Financial Officer of Xonics, Inc., a manufacturer and distributor of medical imaging systems. Mr. Anderson is also a limited partner in Recovery Equity Partners, L.P., the general partner of REI. Pursuant to the terms of the Investment Agreement, REI is currently entitled to designate three persons for election to the Company's Board of Directors. Mr. Anderson was designated by REI pursuant to the terms of the Investment Agreement for election to the Company's Board of Directors.

     Mr. Finn-Egan (age 62) has been a director of the Company since August 30, 1991. Since 1987, Mr. Finn-Egan has been a general partner of Recovery Equity Partners, L.P., the general partner of REI. Prior to co-founding REI with Mr. Lipkin, Mr. Finn-Egan was a private investor who principally invested in and
managed  troubled  companies  in a variety of industries.   Mr.  Finn-Egan  was
designated by REI pursuant to the terms of the Investment Agreement for election to the Company's Board of Directors.

      Mr. Hartzog (age 61) has practiced law in Oklahoma City, Oklahoma since 1961 and is presently a director and stockholder of Hartzog Conger & Cason, an Oklahoma City law firm. Mr. Hartzog became a director of the Company in 1975.

      Mr. Lipkin (age 49) has been a director of the Company since August 30, 1991. Since 1987, Mr. Lipkin has been a general partner of Recovery Equity Partners, L.P., the general partner of REI. Prior to co-founding REI with Mr. Finn-Egan, Mr. Lipkin was a partner in Gaston & Snow, a national law firm, from 1984 to 1989. Mr. Lipkin was designated by REI pursuant to the terms of the Investment Agreement for election to the Company's Board of Directors.

     Mr. Stafford (age 65), USAF (Ret. Lt. Gen.), has held various positions in government and industry throughout his career and currently is a consultant with General Technical Services, Inc. Mr. Stafford became a director of the Company in 1983. Since 1980, Mr. Stafford has served as Chairman of the Board of Omega Watch Corporation of America. He also is currently a member of the board of directors of Allied-Signal, Inc., Tremont, Inc., Fischer Scientific, Inc., Pacific Scientific, Inc., Wheelbrator Technologies, Inc., Seagate Technology, Inc. and Tracor, Inc.

      Mr. Swisher (age 65) has been Chairman of the Board and Chief Executive Officer of the Company since 1965 and a director since 1966. Mr. Swisher is a director of Oklahoma Gas and Electric Company. Mr. Swisher's son, Thane Swisher, is a Vice President and Secretary of the Company.

      The Board of Directors of the Company has a standing Audit Committee, the members of which are Messrs. Hartzog and Stafford. The Audit Committee held three meetings during 1995. The Audit Committee's principal responsibilities are to generally review the overall scope and results of the audit by the Company's independent auditors and to recommend to the Board of Directors the appointment of the independent auditors. The Board of Directors also has a standing Compensation Committee, consisting of Messrs. Anderson, Finn-Egan, Hartzog, Lipkin and Stafford. The Compensation Committee met three times during 1995. The principal functions of the Compensation Committee are (i) to review the objectives, structure, cost and administration of the Company's major compensation and benefit policies and programs, (ii) to review annually officers' salaries, management incentives and stock options, and (iii) to administer the Company's stock option plan, management incentive plans and other long-term incentive plans. The Company does not have a Nominating Committee.

      During 1995, each director who was not an officer of the Company was compensated at the rate of $1,000 per month for his services on the Board of Directors and as a member of any Board committee. Each director who was not an officer of the Company also received $1,000 for each meeting of the Board actually attended. Directors who are also officers and employees of the Company were not paid for their services as directors or for attendance at meetings. The Board of Directors of the Company held four meetings during 1995. All directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees of the Board on which he served.

               AMENDMENTS TO ARTICLE IV OF THE COMPANY'S BYLAWS


General
-------

      In May 1995, the Company's Class A Stock was listed on the New York Stock Exchange (the "NYSE"). In connection therewith, the Company agreed to appoint an additional "outside director," as that term is defined by the rules of the NYSE, within one year after the effective date of its listing. In order to satisfy this obligation and to maintain REI's proportionate representation on the Company's Board, the directors have determined that the size of the Board should be increased from six members to eight members. One of the two new directors will be nominated by REI and the other will be selected to satisfy the NYSE's requirements for an "outside director." Management anticipates that this expansion of the Board will take place shortly after the Annual Meeting.

      Outside legal counsel has advised the Company that the existing directors are authorized to (i) increase the size of the Board from six to eight members, and (ii) fill the two newly created directorships. However, after reviewing the bylaw provisions involved, the Company's outside legal counsel has recommended that Sections 1 and 3 of Article IV of the Company's Bylaws be amended to clarify the matters addressed therein. Based upon this recommendation, and as required by Section 6 of Article IV, the shareholders are being asked to approve the amendments to Article IV of the Company's Bylaws described below.


Section 1 of Article IV
-----------------------

      The text of Section 1 of Article IV of the Company's Bylaws, as proposed to be amended, is as follows:

     "The business and affairs of this Corporation shall be managed by or under the direction of its Board of Directors. The exact number of directors shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors; provided, however, that the number of directors which shall constitute the entire Board shall not be less than three nor more than nine. The directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year. At each annual meeting of shareholders, the successors to the class of directors whose terms expire at that time shall be elected to hold office for a term of three years.

     The primary purpose of the changes to Section 1 is to clarify that (i) the exact number of directors constituting the entire Board is to be fixed from time to time by the then existing directors, and (ii) the classes of directors do not have to be of identical size. However, each class will be as nearly equal in number as possible.


Section 3 of Article IV
-----------------------

      The text of Section 3 of Article IV of the Company's Bylaws, as proposed to be amended, is as follows:

     "Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or any other cause may be filled by a majority vote of the remaining directors, though less than a quorum. Any director or directors so chosen shall hold office until the next election of the class for which such director or directors shall have been chosen, and until his or their successors shall have been duly elected."

      The primary purpose of the changes to Section 3 is to clarify that, as contemplated by the Act, newly created directorships and vacancies in the Board resulting for any reason may be filled by a majority vote of the remaining directors, even though the remaining directors do not constitute a quorum.


Required Vote
-------------

      Section 6 of Article IV of the Company's Bylaws requires that any amendment to Article IV must be approved by the holders of at least 75% of the outstanding shares of Class A Stock, Common Stock and Preferred Stock, voting together as a single class. Accordingly, if a shareholder abstains from voting certain shares on this proposal, it will have the effect of a negative vote. Officers and directors of the Company controlling approximately 47% of the shares of Class A Stock, Common Stock and Preferred Stock entitled to vote at the Annual Meeting have indicated that they intend to vote in favor of this proposal.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSED AMENDMENTS TO ARTICLE IV OF THE COMPANY'S BYLAWS.

                   RATIFICATION OF CORPORATE REORGANIZATION

Summary of Reorganization
-------------------------

      In mid-1995, the Company engaged KPMG Peat Marwick, L.L.P. ("Peat Marwick") to evaluate the business operations of the Company. After conducting a detailed review of the Company's business operations in Oklahoma and South Dakota, Peat Marwick recommended that the Company reorganize its internal corporate structure (the "Reorganization") by separating its existing business into five different areas (i.e., (i) the Oklahoma City manufacturing plant,
(ii) the South Dakota manufacturing plant, (iii) marketing, (iv) customer support, and (v) equipment rental), each of which areas would be operated by a separate legal entity within the CMI corporate group. By dividing the Company's operations and assets between five separate entities, it was projected that the Company would be able to (a) more efficiently conduct each of the areas of operation involved, (b) protect the assets owned by any particular entity from claims asserted by a third party against any of the other entities within the CMI corporate group, and (c) reduce the total future tax liabilities of the Company and its subsidiaries.

      In December 1995, after reviewing Peat Marwick's recommendation with outside legal counsel and its primary lenders, the Board of Directors of the Company approved the Reorganization. Effective as of the close the Company's 1995 fiscal year, the Reorganization was implemented.

       Set  forth  below  is  a  summary  of  the  principal  elements  of  the
Reorganization:

       Transfer of Assets to CMI Limited Partnership. As part of the Reorganization, the Company transferred certain of its assets to CMI Limited Partnership, an Oklahoma limited partnership owned by the Company and CMI Sales Co., a wholly-owned subsidiary of the Company. Specifically, the Company transferred to CMI Limited Partnership (i) the Company's principal manufacturing plant and related facilities located in Oklahoma City, Oklahoma (the "Oklahoma City Premises"), (ii) substantially all of the furniture, fixtures, inventory, equipment and other items of tangible personal property located at the Oklahoma City Premises, (iii) certain licenses and permits owned or held by the Company and necessary for the operation of the Oklahoma City Premises, and (iv) approximately 110 acres of undeveloped real property located in Hamilton County, Tennessee.

      Transfer of Assets to Machinery Investment Corporation. The Company also transferred certain of its assets to Machinery Investment Corporation ("MIC"), a wholly-owned subsidiary of the Company. The assets transferred to MIC included (i) all equipment and other assets leased by the Company to any third party, and (ii) all inventory of the Company not located at the Oklahoma City Premises, Canton, South Dakota, or Elk Point, South Dakota.

      Assignment of Employees to CMI Sales Co. and Product Support, Inc. In connection with the Reorganization, all sales personnel of the Company other than those selling products manufactured in South Dakota became employees of CMI Sales Co., a wholly-owned subsidiary of the Company. In addition, personnel previously employed by the Company who provide customer support were reassigned to Product Support, Inc., a wholly-owned subsidiary of the Company.

      Intellectual Property Licenses. CMI Limited Partnership has been granted a license to use all of the Company's patents and other intellectual properties necessary to manufacture and market all equipment and products previously manufactured by the Company at the Oklahoma City Premises including, without limitation, hot mix asphalt production systems, concrete paving systems, automated pavement profiling machines, soil remediation systems and weighing equipment. CMI Sales Co. and Product Support, Inc. were granted limited licenses to use the Company's intellectual properties in connection with the marketing and the servicing, respectively, of equipment and products manufactured by CMI Limited Partnership.

      Marketing of Products. Utilizing the employees transferred from the Company, CMI Sales Co. generally will be responsible for all marketing activities for products manufactured by CMI Limited Partnership. The Company will continue to market the products manufactured under the Load King and Bid-Well tradenames. CMI Sales Co. will purchase equipment and other products from CMI Limited Partnership and resell such equipment and other products to third parties. Similarly, MIC will assume responsibility for all leasing activities previously conducted by the Company. MIC will purchase equipment and other products from the Company and CMI Limited Partnership, which it will then lease to third parties.

      Management Consulting Agreements. In connection with the Reorganization, the Company also entered into separate management consulting agreements with CMI Limited Partnership, CMI Sales Co., Product Support, Inc. and MIC. Pursuant to the terms of these management consulting agreements, the executive officers and other employees of the Company will provide various management services to each of these subsidiaries.

      Assets, Employees and Operations Retained by the Company. Title to the Canton, South Dakota and the Elk Point, South Dakota manufacturing plants (which plants are typically referred to by the Company as the Bid-Well and Load King Divisions, respectively) and all furniture, fixtures, inventory, equipment and other items of tangible personal property located at such South Dakota plants was retained by the Company. Title to the Company's transportation equipment, including trucks used to haul products, was also retained by the Company. Likewise, title to all of the Company's patents and other intangible assets was retained by the Company. All executive officers, certain management employees and all South Dakota personnel remain employed by the Company.

      The Company will continue to manufacture at the South Dakota plants all equipment and products previously manufactured by the Load King and Bid-Well Divisions including, without limitation, gooseneck trailers, heavy haul trailers, bridge deck pavers and concrete overlay machines, building floor pavers and finishers, and specialized graders, pavers and finishers for slope and canal paving.

Accounting Treatment
--------------------

      All asset transfers made in connection with the Reorganization were recorded at the Company's historical book value. Accordingly, no gain or loss will be recognized on such transfers. Additionally, the Reorganization will not affect the presentation of the Company's consolidated financial statements.

Federal Income Tax Consequences
-------------------------------

      There are no federal income tax consequences resulting from the asset transfers made by the Company as part of the Reorganization. Since the Company is required to file its federal income tax return on a consolidated basis, there will be no on-going federal income tax consequences resulting from the Reorganization.

Regulatory Approvals
--------------------

      There are no federal or state regulatory requirements that must be satisfied or any federal or state regulatory approvals that must be obtained in connection with the Reorganization.

Reason for Shareholders' Vote
-----------------------------

      In order to effect the Reorganization as of the close of the Company's 1995 fiscal year, the Reorganization was implemented without prior shareholder approval. As discussed in greater detail below, management of the Company is uncertain whether there is any legal requirement that the shareholders of the Company approve or ratify the transactions consummated in connection with the Reorganization; however, to preclude any subsequent challenge to the validity of such transactions, the Board of Directors is hereby requesting that the shareholders ratify all of the transactions entered into in connection with the Reorganization including, without limitation, the transfers of assets to CMI Limited Partnership and MIC described above.

      Section  1016(4)  of  the Oklahoma General Corporation  Act  (the  "Act")
specifically empowers an Oklahoma corporation to "sell, convey, lease, exchange, transfer or otherwise dispose of...all or any of its property and assets...."  The exercise of such powers rests within the province of the Board of Directors subject, however, to the provisions of Section 1092 of the Act, which Section provides in relevant part as follows:

     "A. Every corporation, at any meeting of its board of directors or governing body, may sell, lease, or exchange all or substantially all of its property and assets, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or other property, including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors or governing body deems expedient and for the best interests of the corporation, when and as authorized by a resolution adopted by the holders of a majority of the outstanding stock of the corporation entitled to vote thereon or, if the corporation is a nonstock corporation, by a majority of the members having the right to vote for the election of the members of the governing body, at a meeting duly called upon at least twenty (20) days' notice. The notice of the meeting shall state that such a resolution will be considered."

      Neither Section 1092 nor the Oklahoma courts has set forth a precise mathematical formula to determine what constitutes "all or substantially all" of a corporation's assets. In addition, no Oklahoma court has addressed the issue of whether shareholder approval is required under Section 1092 of the Act for a transfer by a parent corporation of all or substantially all of its assets or properties to one or more wholly-owned subsidiaries. As a result, management of the Company cannot be certain whether the assets transferred to CMI Limited Partnership and MIC constitute a sale or other exchange of "substantially all" of the assets of the Company requiring the approval of the shareholders of the Company.

Required Vote
-------------

      The affirmative vote of the holders of a majority of the outstanding shares of Class A Stock, Common Stock and Preferred Stock, voting together as a class, is required for ratification of the asset transfers and other transactions entered into in connection with the Reorganization. Officers and directors of the Company controlling approximately 47% of the shares of Class A Stock, Common Stock and Preferred Stock entitled to vote at the Annual Meeting have indicated that they intend to vote in favor of this proposal.

      Shareholders should consider the following factors, among others, in connection with their determination as to how to vote their shares of Class A Stock, Common Stock and Preferred Stock on the proposal to ratify the transactions entered into in connection with the Reorganization.

     1. Effect on the Company if Ratification Proposal is Not Approved. If the proposal is not ratified by the shareholders, CMI Limited Partnership and MIC will transfer back to the Company all assets received from the Company in the Reorganization and the benefits anticipated to be derived from the Reorganization will be foregone.

      2. Impact on Further Transfers. No Oklahoma court has clearly answered the question whether the approval of a parent corporation's shareholders is required under Section 1092 of the Act for a sale of a subsidiary's assets which constitute "all or substantially all" of the parent corporation's assets on a consolidated basis. The established principles of Oklahoma corporate law regarding corporate separateness of parent and subsidiary corporations, the traditional principle that the owner of stock in a corporation is not deemed the owner of that corporation's assets, and the literal language of Section 1092 appear to support the conclusion that, normally, the parent's shareholders would not be entitled to vote on such matters. Therefore, if the assets transferred to CMI Limited Partnership constitute "substantially all" of the Company's assets on a consolidated basis and the approval of the Company's shareholders is not required under Section 1092 for a sale of assets of a subsidiary of the Company constituting "substantially all" of the Company's assets on a consolidated basis, CMI Limited Partnership would be entitled to sell such assets without the approval of the Company's shareholders. Excepting inventory held for sale in the ordinary course of business and the undeveloped real property located in Hamilton County, Tennessee, management of the Company has no plans to sell, lease, or otherwise transfer to any third party any of the assets transferred to CMI Limited Partnership in connection with the Reorganization.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE TRANSACTIONS ENTERED INTO IN CONNECTION WITH THE REORGANIZATION.


                            EXECUTIVE COMPENSATION

      The following table sets forth information with respect to the Chief Executive Officer and the three other executive officers of the Company and its subsidiaries as to whom the total annual salary and bonus for the year ended December 31, 1995, exceeded $100,000.

                          SUMMARY COMPENSATION TABLE

                                                             Long-Term
                                                            Compensation
                                Annual Compensation            Awards
                          --------------------------------- --------------
Name
and                                             Other                         All
Principal                                       Annual      Stock Options    Other
Position            Year   Salary    Bonus  Compensation(1)   (Shares)    Compensation
---------------     ----  --------  ------- ---------------  ------------ ------------
Bill Swisher        1995  $275,000       $0       $0               0       $5,964(2)
Chairman of the     1994   250,000  126,250        0               0        3,732
Board and Chief     1993   170,625   75,000        0               0        3,661
Executive Officer

Jim D. Holland      1995  $125,000  $17,500       $0            50,000     $1,978           (2)
Sr. Vice President, 1994   110,000   38,885        0               0        1,836
Treasurer & Chief   1993    92,581   25,000        0               0        1,169
Financial Officer

Ralph P. Cordes(3)  1995  $125,000  $17,500       $0            50,000    $20,580          (4)
Sr. Vice President  1994     N/A      N/A         N/A             N/A       N/A
                    1993     N/A      N/A         N/A             N/A       N/A

Murray Rowe         1995  $ 70,833  $44,005       $0             0         $522(5)
President of        1994    80,000   33,560        0             0          400
Bid-Well Division   1993    85,000     0           0             0          601


(1) Excludes perquisites and other benefits, the aggregate amount of which does not exceed the lesser of $50,000 or 10% of the total of such officer's annual salary and bonus.

(2) Includes contributions made by the Company to the Tax Savings Retirement Thrift Plan on behalf of the named officer and the dollar value of insurance premiums paid by the Company with respect to term life insurance for the benefit of the named officer.

(3)  Mr. Cordes was employed by the Company effective as of January 1, 1995.

(4) Includes contributions made by the Company to the Tax Savings Retirement Thrift Plan on behalf of Mr. Cordes, the dollar value of insurance premiums paid by the Company with respect to term life insurance for the benefit of Mr. Cordes, and a one-time payment to reimburse Mr. Cordes for costs incurred in connection with his relocation to Oklahoma City.

(5) Contributions made by the Company to the Tax Savings Retirement Thrift Plan on behalf of Mr. Rowe.

Options Granted
---------------

     The following table sets forth information concerning stock options granted during the last fiscal year to the four executive officers named in the Summary Compensation Table.
                                      14

                         OPTION/SAR GRANTS IN 1995(1)

                                                                  Potential
                                                              Realized Value at
                                                                    Assumed Annual
                                                                 Rates of Stock Price
                                                                    Appreciation
                   Individual Grants                               for Option Term
--------------------------------------------------------------- -----------------------
                         Percentage of
                         Total Options
                Options   Granted to      Exercise
                Granted   Employees        Price     Expiration
Name            (Shares)   in 1995       (Per Share)    Date         5%        10%
--------------  -------- -------------   ----------- ----------  ---------- -----------
Bill Swisher       0          0              N/A        N/A         N/A         N/A
Jim D. Holland   50,000       50            $6.75     02/17/00   $93,245.01 $206,047.13
Ralph P. Cordes  50,000       50            $6.125    01/01/00   $84,611.21 $186,968.69
Murray Rowe        0          0              N/A        N/A         N/A         N/A


(1)  No stock appreciation rights (SARs) were granted in 1994.

Option Exercises and Fiscal Year-End Values

       The following table sets forth information with respect to the four executive officers named in the Summary Compensation Table concerning the number and value of options outstanding at December 31, 1995.


    AGGREGATED OPTION/SAR EXERCISES IN 1995 AND 12/31/95 OPTION/SAR VALUES(1)

                                                              Value of
                         Number of Unexercised              Unexercised
                              Options at                    In-the-Money
                           December 31, 1995                 Options at
                               (Shares)                 December 31, 1995(2)
                     ---------------------------     --------------------------
Name                 Exercisable   Unexercisable     Exercisable  Unexercisable
---------------      -----------   -------------     -----------  -------------

Bill Swisher              0              0                $0           $0
Jim D. Holland          31,250         68,750         $58,593.75   $35,156.25
Ralph P. Cordes           0            50,000             $0(3)        $0(3)
Murray Rowe             31,250         18,750         $58,593.75
$35,156.25

(1)  No SARs are outstanding.
(2) Based on the closing price of the Company's Class A Stock on the New York Stock Exchange on the final trading day of 1995.
(3) The exercise price per share of the 50,000 share option granted to Mr. Holland on February 17, 1995 and the exercise price per share of the 50,000 share option granted to Mr. Cordes on January 1, 1995 each exceeded the closing price of the Company's Class A Stock on the New York Stock Exchange on the final trading day of 1995.

Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------

      David I. Anderson, Joseph J. Finn-Egan, Larry D. Hartzog, Jeffrey A. Lipkin and Thomas P. Stafford are each members of the Compensation Committee of the Company's Board of Directors. Mr. Finn-Egan and Mr. Lipkin are the general partners of Recovery Equity Partners, L.P., which is the general partner of REI. Mr. Finn-Egan, Mr. Lipkin and Mr. Anderson have each been designated by REI for election to the Company's Board of Directors pursuant to the terms of the Investment Agreement, dated August 19, 1991, between REI and the Company.

      On January 15, 1993, the Company entered into separate unsecured lending transactions with REI and Larry D. Hartzog, whereby the Company borrowed $1,477,500 from REI and an additional $492,000 from Mr. Hartzog. Both loans, which accrued interest at the rate of nine percent (9%) per annum and were subordinated to the Company's secured line-of-credit with its primary lender, were paid in full on or about July 15, 1995. In connection with the unsecured lending transactions, REI and Mr. Hartzog also purchased for $37,500 and $12,500, respectively, warrants entitling them to acquire up to 450,000 shares and 150,000 shares, respectively, of Class A Stock for $3.75 per share. The closing price of the Class A Stock on the American Stock Exchange on January 14, 1993 was $3.50 per share. The warrants, which expire on January 15, 1997, provide that the number of shares of Class A Stock which may be purchased and/or the exercise price at which the warrants may be exercised will be adjusted upon the occurrence of certain events diluting REI's and Mr. Hartzog's rights under the warrants.

      The Company leases certain real property from a partnership (the "Partnership"), 80% of which is owned by Bill Swisher, Chairman of the Board and Chief Executive Officer of the Company, and 20% of which is owned by his father, George Swisher. No payments were made on this lease during 1995.

      From time to time during 1983 through 1985, Bill Swisher, Chairman of the Board and Chief Executive Officer of the Company, loaned to CMI Energy Conversion Systems, Inc. ("CMI Energy"), a wholly-owned subsidiary of the Company, amounts aggregating $651,000. CMI Energy has repaid the principal amount of the indebtedness. However, at December 31, 1995, interest in the amount of approximately $260,000 was still owed to Mr. Swisher on the loans.

      The law firm of Hartzog Conger & Cason, in which Larry D. Hartzog, a director of the Company, is a director and stockholder, rendered legal services to the Company during 1995. Total legal fees paid by the Company to Hartzog Conger & Cason during 1995 was $323,927.15.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements
-------------------------------------------------------------------------------

      On or about November 1, 1995, the Company entered into employment agreements with Jim D. Holland and Ralph P. Cordes. These employment agreements each provide for the employment of the applicable employee through October 31, 1998, as senior executives of the Company, at a base salary of $125,000 per year. Both Mr. Holland and Mr. Cordes are also eligible to participate in such programs for incentive and/or bonus compensation as may be approved by the Board of Directors from time to time for the Company's senior executive officers.

      Each employment agreement also provides compensation and/or termination benefits to the employee in the event of a change in control of the Company during the term of the employment agreement. The purpose of these provisions is to encourage the executives to carry out their duties in the event of a possible change in control. Under the terms of the employment agreements, a "change in control" is deemed to have occurred if (i) there shall be consummated (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's capital stock are converted into cash, securities or other property (other than a merger in which the holders of the Company's capital stock immediately prior to the merger have the same proportionate ownership of capital stock of the surviving corporation immediately after the merger), or
(b) any sale, lease, exchange or other transfer (whether in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (ii) any person (as such term is defined in Section 13(d) and Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall become the beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of more than 50% of the Company's then outstanding capital stock, or (iii) there occurs any change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of the Exchange Act.

      The total change in control compensation (the "Change in Control Amount") payable to Mr. Holland and Mr. Cordes under their employment agreements is $600,000 and $300,000, respectively. These amounts will be payable to the employees in installments as follows: (i) upon the effective date of any change in control, the employee will receive an amount equal to the total Change in Control Amount times a fraction, the numerator of which is the number of days that have elapsed during the term of his employment agreement and the numerator of which is 1,095; and (ii) the balance of the Change in Control Amount will be paid in prorated installments as of the last day of each calendar quarter remaining in the term of his employment agreement.

Performance Graph
-----------------

      The following graph shows the cumulative total shareholder return on the Company's Class A Stock/Common Stock over the last five fiscal years as compared to the returns of the New York Stock Exchange Market Value Index (the "NYSE Index"), the American Stock Exchange Market Value Index (the "AMEX Index") and a peer group (the "Peer Group") selected by the Company. This Peer Group consists of Astec Industries, Inc., Caterpillar, Inc., Athey Products Corp., Clark Equipment Company, Hein-Werner Corp., Portec, Inc., Rexworks, Inc., and Terex Corp. The graph assumes $100 was invested on December 31, 1990 in the Company's Common Stock, the NYSE Index, the AMEX Index and the Peer Group and assumes reinvestment of dividends. Because the Class A Stock began trading on the NYSE in May 1995, the Company has included the returns of the NYSE Index in the graph.

          Comparison of 5 Year Cumulative Total Return of Company, Peer Group, NYSE Index and AMEX Index


                12/31/90  12/31/91  12/31/92  12/31/93  12/31/94  12/31/95
                --------  --------  --------  --------  --------  --------

CMI              $100.00   $188.89   $322.22   $611.11   $577.78   $455.56
Peer Group       $100.00    $96.88   $119.80   $197.65   $245.54   $265.22
NYSE Index       $100.00   $129.41   $135.50   $153.85   $150.86   $195.61
AMEX Index       $100.00   $123.17   $124.86   $148.34   $131.04   $168.90

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors of the Company (the "Committee") establishes the general compensation policies of the Company, establishes the compensation plans and specific compensation levels for the Company's executive officers and administers the Company's stock option plan and other management incentive plans. The Committee is composed of the five nonemployee directors of the Company.

Compensation  Philosophy  and  Overall  Objectives  of  Executive  Compensation
Program
-------------------------------------------------------------------------------

      Under  the  supervision of the Committee, the Company has  developed  and implemented compensation policies and plans which seek to enhance the profitability of the Company and, thus, shareholder value by aligning closely the financial interests of the Company's executive officers with those of its shareholders. In furtherance of those goals, the Committee has established the following fundamental objectives:

      1) Provide a competitive compensation package that will enable the Company to attract and retain key executives.

      2)    Integrate  all compensation policies and plans with  the  Company's
short-term  and  long-term  business  objectives  and  strategies,  and   focus
executive behavior on the fulfillment of those objectives.

      3) Provide compensation opportunities that are linked to performance of the Company and increases in shareholder value.

Components of Compensation Program
----------------------------------

      Each year, the Committee reviews the Company's compensation program to ensure that pay levels and incentive opportunities are competitive and reflect the actual performance of the Company. The Company's compensation program is based on the following three components, each of which is intended to serve the Company's overall compensation philosophy.

      Base Salary: Base salary levels of the Company's executive officers are largely determined through comparisons with companies in the same or similar businesses of the Company and its subsidiaries. Actual salaries are based on individual performance within a competitive salary range for each position that is established through job evaluation and market comparisons.

      Annual Incentive Compensation: In early 1995, the Committee adopted the 1995 Senior Management Incentive Bonus Plan (the "Plan"), which Plan covers all of the named executive officers other than Mr. Rowe, as well as other mid-level management personnel. Participants in the Plan are eligible to earn cash bonuses based on (i) the overall performance of the Company and/or the business unit of the Company in which the participant is primarily involved, and (ii) in all cases other than Mr. Swisher, a subjective analysis of the participant's individual performance. In assessing the overall performance of the Company (or a particular business unit), the 1995 earnings before taxes ("EBT") of the Company (or business unit) are measured against EBT targets established by the Committee for the Company and each of its business units. In assessing the individual performance of a participant, the Committee considers performance factors particular to each participant, such as the participant's level of responsibility within the Company and individual managerial accomplishments. For the fiscal year ended December 31, 1995, aggregate bonuses of $61,766 were paid under the Plan.

      Certain employees of the Bid-Well Division of the Company, including Mr. Rowe, were eligible in 1995 to participate in a separate management incentive plan (the "Bid-Well Plan") for the division. Under the terms of the Bid-Well Plan, the eligible employees could earn cash bonuses if the EBT of the division exceeded certain predetermined levels. Like the Plan, the objective of the Bid-Well Plan is to advance the interests of the Company and its shareholders by providing incentives to the attainment of consistent steady growths in revenue and income. For the fiscal year ended December 31, 1995, aggregate bonuses of $83,377 were paid under the Bid-Well Plan. Of the executive officers named in the Summary Compensation Table, only Mr. Rowe participated in the Bid-Well Plan.

     Payments under both the Plan and the Bid-Well Plan were made after receipt of annual audited financial statements for the Company and its subsidiaries.

     Stock Option Program: In 1992, the Company established the 1992 Incentive Stock Option Plan (the "Stock Option Plan"). The purpose of the Stock Option Plan is to advance the interests of the Company and its shareholders by providing long-term incentives to certain key employees of the Company and its subsidiaries who contribute significantly to the long-term performance and growth of the Company and its subsidiaries by enabling such employees to acquire a proprietary interest in the Company. The Stock Option Plan provides for both the grant of incentive stock options pursuant to 422 of the Internal Revenue Code of 1986, as amended, and options which do not qualify as incentive stock options, as well as alternative rights to receive the appreciation on stock. Executive officers (excepting Bill Swisher) and other employees of the Company and its subsidiaries are eligible to receive from time to time stock options giving them the right to purchase shares of Class A Stock at a price not less than the fair market value of the Class A Stock on the date the option is granted. Concurrently with or subsequent to the grant of any stock option, an employee may also receive a related stock appreciation right permitting the employee to be paid the appreciation on the stock option in shares of Class A Stock in lieu of exercising the option. These options and rights have value for the employees only if the price of the Class A Stock appreciates from the date the option was granted.

Discussion of 1995 Compensation for the Chairman and Chief Executive Officer
----------------------------------------------------------------------------

      The  Committee applied the executive compensation policies  and  programs described above in determining the total compensation of Bill Swisher, the Company's Chairman and Chief Executive Officer. As reflected in the Summary Compensation Table on page __, Mr. Swisher's base salary was increased in 1995 by $25,000. This increase in base salary was based primarily on a subjective evaluation of the Company's performance over the past several years, Mr. Swisher's performance in 1994 and a review of market salary data. No options or other long-term incentives were granted to Mr. Swisher in 1995.

      In adopting the Plan, the Committee determined that the amount of any bonus paid to Mr. Swisher should not be based in whole or in part upon a subjective analysis of Mr. Swisher's performance. Rather, the Plan provided that the amount of any bonus to be paid to Mr. Swisher would be determined solely by measuring the 1995 EBT of the Company against the EBT target established by the Committee for the Company and its subsidiaries. The Committee chose to tie Mr. Swisher's bonus to the Company's EBT because of the direct correlation between increases in the profitability of the Company and shareholder value. As a result, although the Company's 1995 revenues rose slightly from 1994 revenues, under the terms of the Plan, Mr. Swisher was not entitled to receive a cash bonus for 1995.

               COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                               David I. Anderson
                              Joseph J. Finn-Egan
                               Larry D. Hartzog
                               Jeffrey A. Lipkin
                              Thomas P. Stafford

                            APPOINTMENT OF AUDITORS

      The Board of Directors has selected Peat Marwick as the Company's independent auditors for the 1996 fiscal year.

      Peat Marwick is the accounting firm which audited and reported on the Company's financial statements for the last fiscal year. A representative of Peat Marwick is expected to attend the Annual Meeting. The representative will be afforded an opportunity to make a statement, if he desires to do so. It is anticipated that the representative will also be available to answer appropriate questions.

                       OTHER INFORMATION

Cost of Proxy Solicitation
--------------------------

      The Company will bear the cost of soliciting proxies. In addition to solicitation by mail, arrangements have been made with brokerage houses, nominees, and other custodians and fiduciaries to send proxy material to their principals and the Company will reimburse them for their expenses in doing so. Proxies also may be solicited personally or by telephone or telegraph. All such solicitations will be made by officers or other employees of the Company who will not receive extra compensation therefor.

Additional Matters
------------------

      While the notice for the Annual Meeting calls for the transaction of any other business as may be properly presented, management is not aware of any business to be submitted at the Annual Meeting not referred to in the proxy. If any further business is presented, the persons named in the proxy will act according to their best judgment on behalf of the shareholders they represent.

Shareholders' Proposals
-----------------------

      If a shareholder wishes to present a proposal at the 1997 Annual Meeting of Shareholders such proposal must be received by the Company at its office in Oklahoma City prior to December ___, 1996.

SEC Form 10-K
-------------

      A copy of the Company's Annual Report on Form 10-K for its latest fiscal year is available without charge to any shareholder of the Company who requests a copy in writing from Mr. Jim D. Holland, Senior Vice President, Treasurer and Chief Financial Officer, CMI Corporation, P.O. Box 1985, Oklahoma City, Oklahoma 73101.

Compliance with Section 16(a) of the Exchange Act
-------------------------------------------------

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who beneficially own more than 10% of the Company's Class A Stock to file certain reports with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange concerning their beneficial ownership of the Company's Class A Stock. The SEC regulations also require that a copy of all such Section 16(a) forms must be furnished to the Company by the executive officers, directors and 10% shareholders.

      Based on a review of the copies of such forms and amendments thereto received by the Company, or written representations that no filings were required, the Company believes that, during 1995, all Section 16(a) filing requirements applicable to its executive officers, directors and 10% shareholders were met. However, Jim D. Holland and Thane Swisher each recently determined that he inadvertently failed to file a Section 16(a) report relating to a stock option granted to him in August 1992. Mr. Holland and Mr. Swisher have since reported their acquisitions of these stock options.

Vote Required for Election of Directors and Adoption of Other Proposals
-----------------------------------------------------------------------

      Under the Company's Bylaws, the holders of one-third of the issued and outstanding shares of Class A Stock, Common Stock and Preferred Stock, present in person or represented by proxy at the Annual Meeting, will constitute a quorum for all purposes unless otherwise provided by law or by the Company's Certificate of Incorporation or Bylaws. Where a quorum is present, the affirmative vote of a majority of the stock represented at the meeting is required for the election of the directors. The affirmative vote of a majority of the outstanding shares of Class A Stock, Common Stock and Preferred Stock, voting together as a class, is required for the ratification of the transactions entered into in connection with the Reorganization. The affirmative vote of seventy-five percent (75%) of the outstanding shares of Class A Stock, Common Stock and Preferred Stock, voting together as a class, is required for the adoption of the amendments to Article IV of the Company's Bylaws. For purposes of determining whether the directors have been elected or a proposal has received the required vote, abstentions are the equivalent of a negative vote. Appraisal rights are not available to the shareholders of the Company with respect to any of the items of business to be considered at the Annual Meeting.

                                By Order of the Board of Directors


                                Thane Swisher, Vice President


Oklahoma City, Oklahoma
March __, 1996


YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING POSTPAID ENVELOPE.

                            PROXY

                        CMI CORPORATION
               FOR ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD MAY 3, 1996

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Thane Swisher and Jim D. Holland, or either of them, as proxies, each with full power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Voting Class A Common Stock, Voting Common Stock or Preferred Stock of CMI Corporation held of record by the undersigned on March 15, 1996, at the Annual Meeting of Shareholders to be held on May 3, 1996 or any adjournment thereof.

     1.   Election of Directors.

          ___ For all nominees listed below (except as marked to the contrary below).

          ___ Withhold authority to vote for all nominees listed below.


(INSTRUCTION:   TO WITHHOLD AUTHORITY TO VOTE FOR ANY  INDIVIDUAL
NOMINEE  STRIKE  A LINE THROUGH THE NOMINEE'S NAME  IN  THE  LIST
BELOW.)

                       David I. Anderson
                          Bill Swisher

     2.   Amendments to Article IV of the Bylaws.

             ___ For    ___ Against    ___ Abstain

     3.    Ratification of the Transactions  Consummated  in
          Connection With the Reorganization.

             ___ For    ___ Against    ___ Abstain

     4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED ABOVE, FOR THE AMENDMENT OF ARTICLE IV OF THE BYLAWS, AND FOR THE RATIFICATION OF THE TRANSACTIONS CONSUMMATED IN CONNECTION WITH THE REORGANIZATION. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO VOTE THEREOF.

      The  undersigned hereby acknowledges receipt of  the  Proxy
Statement and hereby expressly revokes any and all proxies heretofore given or executed by him with respect to the shares represented by the proxy.

      Please sign exactly as name appears on stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


     Dated this ____ day of _____________________, 1996.





                              ____________________________________
                              Signature




                              ____________________________________
                              Signature




(Please sign, date and return promptly using the enclosed envelope.)